Exhibit 99.1

Gleacher & Company Announces Eric Gleacher To Leave Firm

NEW YORK — January 29, 2013 — Gleacher & Company, Inc. (Nasdaq: GLCH) announced today that Eric J. Gleacher has resigned as Chairman of the Company’s Board of Directors and as an officer and director of the Company, and will be leaving the firm.

Said Mr. Gleacher, “I simply decided that it was time for me to focus my attention and energy on some exciting business opportunities outside of the firm.  I wish my talented colleagues at Gleacher & Company all the best as they pursue their careers, compete in the marketplace and grow.”

Mr. Gleacher has served as Chairman of Gleacher & Company since its acquisition of Gleacher Partners Inc., the firm he founded in 1990.  Prior to starting his firm, he founded the Mergers & Acquisitions Department at Lehman Brothers in 1978, and headed Global Mergers & Acquisitions at Morgan Stanley from 1985 to 1990.  His storied career includes key advisory roles in some of the most significant M&A transactions of the past four decades.

Bruce Rohde, Lead Director of the Company’s Board of Directors, said, “Eric is widely recognized as one of the most dynamic and productive bankers, and we thank him for all he has done for the firm over the years.”

Mr. Rohde continued, “Over the past four quarters, the firm has announced a number of strategic initiatives and recruited many seasoned professionals to Investment Banking, as well as Sales and Trading in both the Mortgage and Credit Products business units, as part of its overall strategy to better serve the Company’s clients.”

Thomas Hughes, Chief Executive Officer of Gleacher & Company, said, “Eric has been a prominent figure in our industry for decades, and his contributions to our firm have been critical to our growth. We will continue to grow our M&A and capital raising capabilities in line with the vision we have described previously, a vision that Eric helped author. On behalf of the Company, I want to wish Eric the best in his future endeavors.”

Mr. Gleacher is Chairman of the Institute of Sports Medicine Research at the Hospital for Special Surgery in New York, Chairman of the Ransome Scholarship Trust at St. Andrews University in St. Andrews, Scotland, and a member of the Board of Trustees of Northwestern University.  Mr. Gleacher received an MBA from the University of Chicago Booth School of Business and a BA from Northwestern University, and he served as a U.S. Marine infantry officer in the 1960’s.

About Gleacher & Company, Inc.

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and through a subsidiary, engages in residential mortgage lending. For more information, please visit www.gleacher.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and demand for the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact

Gleacher & Company, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Thomas Hughes	Andrew Siegel / Nick Lamplough
Chief Executive Officer	212.355.4449
212.273.7100